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Exhibit 2

LETTER OF TRANSMITTAL
WITH RESPECT TO THE COMMON SHARES OF
MERIDIAN GOLD INC.

        This Letter of Transmittal is for use by registered holders ("Shareholders") of common shares (the "Common Shares") of Meridian Gold Inc. ("Meridian") in connection with the proposed arrangement (the "Arrangement") involving Meridian, its shareholders, Yamana Gold Inc. ("Yamana") and 6855237 Canada Inc. ("Yamana Subco"), that is being submitted for approval at the special meeting of Shareholders scheduled to be held on December 20, 2007 (the "Meeting"). Shareholders are referred to the Notice of Special Meeting of Shareholders of Meridian and Management Information Circular (the "Circular") dated November 23, 2007 that accompanies this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Circular have the meaning set out in the Circular.

CIBC MELLON TRUST COMPANY (THE "DEPOSITARY")
(SEE LAST PAGE FOR ADDRESSES AND TELEPHONE NUMBERS)
OR YOUR BROKER OR OTHER FINANCIAL ADVISOR WILL
BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL

        This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Common Shares deposited for exchange pursuant to the Arrangement.

        The Effective Date of the Arrangement is anticipated to be prior to the end of December 2007. On the Effective Date, Shareholders (other than Dissenting Shareholders) will be entitled to receive in exchange for each Common Share, 2.235 Yamana common shares ("Yamana Shares") and C$7.00 in cash (the "Cash Consideration").

        In order for Shareholders to receive certificates representing the applicable number of Yamana Shares and a cheque representing the applicable Cash Consideration for each of their Common Shares, Shareholders are required to deposit the certificates representing the Common Shares held by them with the Depositary.

        Please read carefully the Circular and the instructions set out below before completing this Letter of Transmittal.

TO:	MERIDIAN GOLD INC.
AND TO:	YAMANA GOLD INC.
AND TO:	6855237 CANADA INC.
AND TO:	THE DEPOSITARY, at its office set out below.

        In connection with the Arrangement being considered for approval at the Meeting, the undersigned hereby surrenders to you the enclosed certificate(s) representing Common Shares, details of which are as follows: (Please print or type.)

Certificate Number(s)	Name in which Registered	Number of Common Shares

        The undersigned hereby transmits herewith the certificate(s) described above for cancellation upon the Arrangement becoming effective.

        NOTE:  If the space provided above is insufficient, details may be listed on a separate schedule to this Letter of Transmittal.

        It is understood that, upon receipt of this Letter of Transmittal and of the certificate(s) representing the Common Shares deposited herewith and following the Effective Date of the Arrangement, the Depositary will send to the undersigned a certificate(s) representing the Yamana Shares (the "Yamana Certificate") and a cheque(s) representing the Cash Consideration (the "Yamana Cheque") to which the undersigned is entitled pursuant to the Arrangement, or hold the Yamana Certificate and the Yamana Cheque for pick-up in accordance with the instructions set out below.

        The undersigned holder of Common Shares represents and warrants that (i) the undersigned is the owner of the Common Shares being deposited, (ii) such Common Shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims, (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Common Shares, (iv) the Common Shares being deposited by the undersigned have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Common Shares to any other person, (v) the surrender of the undersigned's Common Shares complies with applicable laws, and (vi) unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary by no later than 5:00 p.m. (Toronto time) on the last business day preceding the date of the Meeting, the undersigned will not, prior to such time, transfer or permit to be transferred any of such deposited Common Shares. These representations and warranties shall survive the completion of the Arrangement.

        The undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred to the undersigned at any time with respect to the Common Shares being deposited and except with respect to the proxy deposited with respect to the Meeting. No subsequent authority, whether as agent, attorney-in-fact, proxy or otherwise will be granted with respect to the deposited Common Shares.

        Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned instructs the Depositary to mail the Yamana Certificate and the Yamana Cheque in exchange for the enclosed certificate(s) representing Common Shares promptly after the Effective Date, by first-class insured mail, postage prepaid, to the undersigned, or to hold the Yamana Certificate and the Yamana Cheque for pick-up, in accordance with the instructions given below. Should the Arrangement not be completed, the enclosed certificate(s) representing Common Shares and all other ancillary documents shall be returned to the undersigned in accordance with the instructions given in Box D below.

        By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as entered into through this Letter of Transmittal, as well as any documents related thereto, be drawn exclusively in the English language. En raison de l'utilisation d'une version anglaise de la présente lettre envoi, le soussigné, ce dernier et les destinataires sont reputés avoir demandé que tout contrat attesté par l'arrangement, telle qu'il est accepté au moyen de cette lettre envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en anglais.

        If the Arrangement is not proceeded with, the enclosed certificate(s) representing Common Shares will be returned forthwith to the undersigned at the address set out below in Box D or, failing such address being specified, to the undersigned at the last address of the undersigned as it appear on the securities register of Meridian.

BOX A DELIVERY INSTRUCTIONS

☐ ISSUE THE YAMANA CERTIFICATE and the YAMANA CHEQUE in the name of the undersigned and SEND THE YAMANA CERTIFICATE and the YAMANA CHEQUE to the address of the undersigned as it appears on the Meridian register of Shareholders or to the following address:
(please print or type)
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Taxpayer Identification, Social Insurance or Social Security Number)

BOX B DELIVERY INSTRUCTIONS
☐ To be completed ONLY if the YAMANA CERTIFICATE and the YAMANA CHEQUE are to be sent to someone other than the registered holder or to an address other than the address of the registered holder.
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)

BOX C PICK-UP INSTRUCTIONS
☐ HOLD THE YAMANA CERTIFICATE AND THE YAMANA CHEQUE FOR PICK-UP AT THE TORONTO OFFICE OF THE DEPOSITARY AS SHOWN ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL.

BOX D — DELIVERY INSTRUCTIONS (in the event that the Arrangement is not completed)
(See Instruction 10)
☐ Mail certificate(s) to (please fill in address for mailing):

☐ Hold certificate(s) for pick-up at the office of the Depositary.

Signature guaranteed by (if required under Instructions 3):

	Dated:	, 2007

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative
(See Instruction 4)

Name of Guarantor	Signature of any joint holder, if applicable
(please print or type)

Address of Guarantor (please print or type)	Name of joint holder, if applicable

Taxpayer Identification, Social Insurance Number or Social Security of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)

Daytime telephone number of Shareholder or Authorized Representative

Daytime facsimile number of Shareholder or Authorized Representative

BOX E TAX DEFERRAL ELECTION

As described in the Circular under the heading "Certain Canadian Federal Income Tax Considerations", an Eligible Holder may make a joint election with Yamana pursuant to subsection 85(1) or (2) of the Income Tax Act (Canada) (the "Tax Act") in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of the Eligible Holder's Common Shares to Yamana.

An "Eligible Holder" means a beneficial owner of Common Shares immediately prior to the Effective Time (as defined in the Circular) who is either: (i) a Canadian Resident, or (ii) an Eligible Non-Resident. A "Canadian Resident" means a beneficial owner of Common Shares immediately prior to the Effective Time who is a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person), or a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person). A "Tax Exempt Person" means a person who is exempt from tax under Part I of the Tax Act. An "Eligible Non-Resident" means a beneficial holder of Common Shares immediately prior to the Effective Time who is not, and is not deemed to be, a resident of Canada for purposes of the Tax Act and whose Common Shares are "taxable Canadian property" and not "treaty-protected property", in each case as defined in the Tax Act.

The Circular under the heading "Certain Canadian Federal Income Tax Considerations", describes the actions that an Eligible Holder must take in order to make a valid tax election with Yamana under subsection 85(1) or (2) of the Tax Act. The Eligible Holder must obtain the appropriate federal election forms (Form T2057 or, in the event that the Common Shares are held by a partnership, Form T2058). The Eligible Holder must fully complete and sign two copies of the relevant election form and ensure that both copies are received by PricewaterhouseCoopers LLP, Attention: Yamana Tax Election Process, 77 King Street West, PO Box 82, Royal Trust Tower, Suite 3000, Toronto Dominion Centre, Toronto, Ontario, M5K 1G8, on or before the ninetieth day after the Effective Date. As described in the Circular, Yamana agrees only to add the required information regarding Yamana to any properly completed election form received by Yamana on or before the ninetieth day after the Effective Date, to execute any such election form and to forward one copy of such election form by mail to the Eligible Holder at the address indicated on the election form within 90 days after the receipt thereof. The Eligible Holder must file the completed and signed joint tax election form with the Canada Revenue Agency (the "CRA") within the time prescribed by the Tax Act. An Eligible Holder may also make a joint tax election with Yamana under any applicable provincial tax legislation that is similar to section 85 of the Tax Act. Eligible Holders should consult their own tax advisors for assistance with respect to making a valid tax election.

Yamana will execute and return to an Eligible Holder for filing a tax election form sent to it only if such tax election form is (i) fully completed and signed by the applicable Eligible Holder and (ii) received by PricewaterhouseCoopers LLP at the address noted above on or before the ninetieth day after the Effective Date. Please note that the information package (as defined below) that will be distributed (as described below) will provide additional alternative methods that an Eligible Holder may choose in respect of completing a tax election form and thus making the joint tax election with Yamana in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of the Eligible Holder's Common Shares to Yamana.

In addition, Yamana will make a tax election with a former Shareholder only if such shareholder: (i) represents that such shareholder is an Eligible Holder and (ii) acknowledges that (A) neither Yamana nor the Depositary has made any representation as to the tax or other consequences of utilizing this election, (B) neither Yamana nor the Depositary bear any responsibility for the completeness or accuracy of any form to be filed with any governmental authority in respect of this tax election or for the timely filing of such form (including late filing penalties), (C) compliance with the requirements to ensure a valid election is filed under subsection 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation) is the sole responsibility of the Eligible Holder making such election, (D) neither Yamana nor the Depositary will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation) and (E) neither Yamana, the Depositary nor any of their respective directors, officers, employees, agents or representatives has any responsibility or liability for the completeness, accuracy or filing of any tax election form or information.

Upon receipt of a letter of transmittal in which an Intermediary Registered Shareholder in respect of a Beneficial Shareholder (as defined in the Circular), or Eligible Holder who is a Registered Shareholder (as defined in the Circular), has checked the box below, indicating that the Intermediary Registered Shareholder in respect of a Beneficial Shareholder, or Eligible Holder who is a Registered Shareholder, wishes to receive an information package, Yamana will promptly deliver an information package to such Intermediary Registered Shareholder in respect of a Beneficial Owner, or Eligible Holder who is a Registered Shareholder, as the case may be. The information package will provide alternative methods that an Eligible Holder may choose in respect of making the section 85 election with Yamana in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of the Holder's Shares to Yamana. The information package will provide general instructions on how to make the section 85 election with Yamana in respect of only the alternative methods.

Compliance with the requirements to ensure a valid election is filed under subsection 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation) will be the sole responsibility of the Eligible Holder making such election. Accordingly, Yamana will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation).
☐ Please check this box if you want the tax information package to be provided to you by the Depositary.

BOX F SUBSTITUTE FORM W-9
To be completed by U.S. Residents/Citizens only (See Instruction 5)
Under penalties of perjury, I certify that:
1.
The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to be issued to me and have so indicated by writing "Applied For" in the space below for social security or taxpayer identification number),
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return.

(Signature of Shareholder)	(Date)
(Social Security or taxpayer identification number)

NOTE: FAILURE TO COMPLETE THIS FORM OR TO PROVIDE MERIDIAN WITH A SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN PENALTIES IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 28% OF ANY CONSIDERATION SUBJECT TO TAX TO BE DELIVERED TO YOU PURSUANT TO THE ARRANGEMENT.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN THE SPACE FOR THE "SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER" IN BOX F.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either: (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Centre or Social Security Administration Office; or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable consideration to be delivered to me thereafter may be withheld until I provide a number.
(Signature of Shareholder)	(Date)

INSTRUCTIONS

1.     Use of Letter of Transmittal

  (a)
  It is recommended that this Letter of Transmittal (or manually signed facsimile thereof) together with accompanying certificate(s) representing Common Shares be received by the Depositary at the office specified below before 5:00 p.m. (Toronto time) on December 18, 2007.

  (b)
  The method used to deliver this Letter of Transmittal and any accompanying certificates representing Common Shares is at the option and risk of the holder surrendering them, and delivery will be deemed effective only when such documents are actually received. Meridian recommends that the necessary documentation be hand delivered to the Depositary at the address specified below, and a receipt obtained therefor; otherwise the use of registered mail with return receipt requested, and with proper insurance obtained, is recommended.

2.     Signatures

        This Letter of Transmittal must be filled in, dated and signed by the holder of the Common Shares or by such holder's duly authorized representative (in accordance with Instruction 6).

  (a)
  If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  (b)
  If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s), or if the Yamana Certificate and the Yamana Cheque are to be issued to a person other than the registered owners:

  (i)
  such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney properly completed by the registered owner(s); and

  (ii)
  the signature(s) on such endorsement or power(s) of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3.

3.     Guarantee of Signatures

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Common Shares or if the Yamana Certificate and the Yamana Cheque are to be sent to a person other than the registered owner(s) of the Common Shares, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

4.     Fiduciaries, Representatives and Authorizations

        Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of authority to act. Any of Meridian, Yamana, Yamana Subco or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

5.     US Federal Income Tax and Backup Withholding — Substitute Form W-9

        US Shareholders should carefully review the discussion of the United States Federal Income Tax Considerations described in the Circular and should consult with their own tax advisors regarding elections that may be available to mitigate certain possible adverse US tax consequences.

        Each shareholder of Meridian who is a U.S. resident or citizen (a "U.S. Shareholder") is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided in Box F, and to certify whether such holder is subject to backup withholding of federal income tax. If a U.S. Shareholder has been notified by the IRS that such holder is subject to backup withholding, such shareholder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the IRS that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. Shareholder to penalties imposed by the IRS and 28% federal income tax withholding on any consideration subject to tax due to such holder in connection with the Arrangement. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

        Exempt holders (including, among others, all corporations) are not subject to backup withholding requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN or Employer Identification Number in Part 1 of Substitute Form W-9 and sign and date the form.

        If a U.S. Shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write "Applied For" in the space provided for the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If "Applied For" is written in the Substitute Form W-9 and the Depositary is not provided with a TIN within 60 days, the Depositary may withhold 28% of all consideration due to such holder in connection with the Arrangement until a TIN is provided to the Depositary.

        A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET OUT IN THIS LETTER OF TRANSMITTAL MAY BE SUBJECT TO PENALTIES IMPOSED BY THE IRS BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE ARRANGEMENT. BACKUP WITHHOLDING IS NOT AN ADDITIONAL TAX. RATHER, THE TAX LIABILITY OF PERSONS SUBJECT TO BACKUP WITHHOLDING WILL BE REDUCED BY THE AMOUNT OF TAX WITHHELD. IF WITHHOLDING RESULTS IN AN OVERPAYMENT OF TAXES, A REFUND MAY BE OBTAINED BY FILING A TAX RETURN WITH THE IRS. THE DEPOSITARY CANNOT REFUND AMOUNTS WITHHELD BY REASON OF BACKUP WITHHOLDING.

        TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, SHAREHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY SUCH SHAREHOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH SHAREHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) EACH SHAREHOLDER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

6.     Payment and Delivery Instructions

        In all cases, either Box "A", Box "B" or Box "C" should be completed and "Box D" should be completed. If those boxes are not completed, the Yamana Certificate and the Yamana Cheque, or the certificate(s) representing Common Shares (if the Arrangement is not completed), will be mailed to the depositing shareholder at the address of the Shareholder as it appears on the securities register of Meridian.

7.     No Fractional Consideration

        No fractional Yamana Shares will be issued to Shareholders. The number of Yamana Shares to issue shall be rounded up to the nearest whole Yamana Share in the event that a Shareholder is entitled to a fractional share representing 0.5 or more of a Yamana Share and shall be rounded down to the nearest whole number in the event that a Shareholder is entitled to a fractional share representing less than 0.5 of a Yamana Share. Any cash consideration to be paid to a Shareholder shall be rounded up to the next whole cent.

8.     Miscellaneous

  (a)
  If the space on this Letter of Transmittal is insufficient to list all certificates for Common Shares, additional certificate numbers and numbers of shares may be included on a separate signed list affixed to this Letter of Transmittal.

  (b)
  If Common Shares are registered in different forms (e.g. "John Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits of certificates representing Common Shares will be accepted.

  (d)
  Additional copies of this Letter of Transmittal may be obtained from the Depositary at the office specified below.

  (e)
  It is strongly recommended that prior to completing this Letter of Transmittal, the undersigned read the accompanying Circular.

  (f)
  Yamana, Yamana Subco and Meridian reserve the right, if they so elect, in their absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by them.

  (g)
  This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.     Lost Certificates

        If a Common Share Certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary and/or the registrar and transfer agent for the Common Shares will respond with the replacement requirements.

10.   Return of Certificates

        If the Arrangement does not proceed for any reason, any certificate(s) for Common Shares received by the Depositary will be returned to you forthwith.

The Depositary is:

CIBC Mellon Trust Company

By Mail	By Hand or Courier
P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	199 Bay Street Commerce Court West, Securities Level Toronto, Ontario M5L 1G9
Toll Free Telephone: 1-800-387-0825 Local Telephone (within Toronto): 416-643-5500
General E-Mail: inquiries@cibcmellon.com

        Any question and requests for assistance may be directed by Shareholders to the Depositary at the telephone numbers and location set out above.

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LETTER OF TRANSMITTAL WITH RESPECT TO THE COMMON SHARES OF MERIDIAN GOLD INC.